Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

Dated as of October 27, 2015

by and among

THE GRANTORS REFERRED TO HEREIN

and

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent

TABLE OF CONTENTS

Page

Article I

DEFINITIONS

Section 1.1	Terms Defined in Credit Agreement	1
Section 1.2	Terms Defined in UCC	1
Section 1.3	Terms Generally	1
Section 1.4	Definitions of Certain Terms Used Herein	2

Article II

GRANT OF SECURITY INTEREST

Article III

REPRESENTATIONS AND WARRANTIES

Article IV

COVENANTS

Article V

REMEDIES

Section 5.1	Remedies	14

Page

Section 5.2	Grantors’ Obligations Upon Default	16
Section 5.3	Grant of Intellectual Property License	16

Article VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.1	Account Verification	17
Section 6.2	Authorization for Secured Party to Take Certain Action	17
Section 6.3	[Reserved]	18

Article VII

GENERAL PROVISIONS

Article VIII

NOTICES

Section 8.1	Sending Notices	25
Section 8.2	Change in Address for Notices	25

Article IX

THE INTERCREDITOR AGREEMENT GOVERNS

-ii-

Page

SCHEDULE:

Schedule I	Pledged Collateral

EXHIBITS:

Exhibit A	Form of Joinder
Exhibit B	Form of Intellectual Property Security Agreement
-iii-

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is entered into as of October 27, 2015, by and among COTY INC., a Delaware corporation (the “Parent Borrower”), the Subsidiaries of the Parent Borrower from time to time party hereto (each, a “Subsidiary Party” and, collectively, the “Subsidiary Parties”) and JPMORGAN CHASE BANK, N.A., in its capacity as collateral agent for the Secured Parties (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

PRELIMINARY STATEMENTS

Reference is made to the Credit Agreement, dated as of October 27, 2015 (as amended, restated, amended and restated, refinanced, replaced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by and among the Parent Borrower, the lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the other parties thereto from time to time, the Lenders have agreed to extend credit to the Borrowers in the form of Loans and Letters of Credit;

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain agreements related to Deposit Obligations and Swap Obligations; and

WHEREAS, it is a condition precedent to the Secured Parties’ obligation to make and maintain such extensions of credit that the Initial Grantors shall have executed and delivered this Security Agreement to the Collateral Agent.

ACCORDINGLY, in order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, and such agreements related to Deposit Obligations and Swap Obligations, the parties hereto agree as follows:

Article I

DEFINITIONS

Section 1.1        Terms Defined in Credit Agreement. All capitalized terms used herein (including terms used in the preamble and preliminary statements) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 1.2        Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement are used herein as defined in the UCC (and if defined in more than one article of the UCC, the terms shall have the meaning specified in Article 9 thereof).

Section 1.3        Terms Generally. The rules of construction and other interpretive provisions specified in Article I of the Credit Agreement shall apply to this Security Agreement, including with respect to terms defined in the preamble and preliminary statements hereto.

Section 1.4        Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and preliminary statements above, the following terms shall have the following meanings:

“Account” shall have the meaning set forth in Article 9 of the UCC.

“Account Debtor” means any Person obligated on an Account.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 of the UCC or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyright Office” means the United States Copyright Office of the Library of Congress.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights (whether registered or unregistered in the United States or any other country or any political subdivision thereof), rights and interests in such copyrights, works protectable by copyright (whether or not published), copyright registrations, and applications to register copyright; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past, present, or future infringements or other violations of any of the foregoing; (d) the right to sue or otherwise recover for past, present, and future infringements or other violations of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Accounts” means (a) payroll and other employee wage and benefit accounts, (b) tax accounts, including sales tax accounts, (c) petty cash accounts funded in the ordinary course of business, (d) escrow, fiduciary or trust accounts, (e) designated disbursement accounts and non-U.S. bank accounts and (f) the funds or other property held in or maintained in any such account identified in clauses (a) through (e).

“Excluded Assets” shall have the meaning set forth in the Credit Agreement.

“Excluded Equity Interest” shall have the meaning set forth in the Credit Agreement.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixture” shall have the meaning set forth in Article 9 of the UCC.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” means the Initial Grantors and each additional Subsidiary Party that becomes party to this Agreement after the Closing Date.

“Indemnitees” shall have the meaning set forth in Section 7.17.

“Initial Grantors” means the Parent Borrower and each other entity identified as a “Grantor” on the signature pages hereto as of the date hereof.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means, with respect to any Grantor, all intellectual property of every kind and nature now owned or hereafter acquired by such Grantor, including Patents, Copyrights, Trademarks, Licenses and all related documentation and registrations and all additions, improvements or accessions to any of the foregoing.

“Intellectual Property Security Agreements” means agreements substantially in the form of the Form of Intellectual Property Security Agreement set forth in Exhibit B hereto.

“Intercreditor Agreement” has the meaning set forth in Article IX.

“Inventory” shall have the meaning set forth in Article 9 of the UCC.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all written licensing agreements or similar arrangements, whether as licensor or licensee, in and to (1) Patents, (2) Copyrights, or (3) Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past, present, and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications (whether issued or applied-for in the United States or any other country or any political subdivision thereof); (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Perfection Certificate” means the perfection certificate delivered by the Parent Borrower to the Administrative Agent on the date hereof, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Parent Borrower.

“Pledged Collateral” means, collectively, (a) all of the Equity Interests of Restricted Subsidiaries that are Material Subsidiaries (other than Excluded Equity Interests) directly owned by any Grantor, including such Equity Interests described in Schedule I issued by the entities named therein, and all other Equity Interests required to be pledged by any Grantor under Section 5.10 of the Credit Agreement and (b) each promissory note, Tangible Chattel Paper and Instrument evidencing Indebtedness for borrowed money (other than any intercompany Indebtedness) in excess of $5,000,000 (individually) owed to any Grantor (other than such promissory notes, Tangible Chattel Paper and Instruments that are Excluded Assets) described in Schedule I and issued by the entities named therein, the Global Intercompany Note and all other Indebtedness owed to any Grantor hereafter that is evidenced by a promissory note, Tangible Chattel Paper or an Instrument evidencing Indebtedness for borrowed money (other than any intercompany Indebtedness) in excess of $5,000,000 (individually) and that is required to be pledged by any Grantor pursuant to Section 5.10 of the Credit Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” means “Obligations” as such term is defined in the Credit Agreement.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Subsidiary Parties” means, collectively, each Restricted Subsidiary that is party to this Security Agreement as of the date hereof and each Restricted Subsidiary that becomes a party to this Security Agreement pursuant to a joinder to this Security Agreement in accordance with Section 7.11 herein and Section 5.10 of the Credit Agreement.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Tangible Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Termination Date” means the date on which all Secured Obligations are paid in full in cash (other than contingent obligations as to which no claim has been asserted, obligations under Swap Agreements, Deposit Obligations and the outstanding amount of LC Obligations related to any Letter of Credit that has been cash collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable Issuing Bank or deemed reissued under another agreement reasonably acceptable to the applicable Issuing Bank).

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles, whether registered or unregistered in the United States and any other country or any political subdivision thereof, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all rights corresponding to any of the foregoing throughout the world. “USPTO” means the United States Patent and Trademark Office.

Article II

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, and to secure the prompt and complete payment and performance of all Secured Obligations, a security interest in all of its right, title and interest in, to and under all of the following property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof), and regardless of where located (all of which are collectively referred to as the “Collateral”):

(a)        all Accounts;

(b)        all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(c)        all Intellectual Property;

(d)        all Documents;

(e)        all Equipment;

(f)        all Fixtures;

(g)        all General Intangibles;

(h)        all Goods;

(i)        all Instruments;

(j)        all Inventory;

(k)        all Investment Property;

(l)        all Letter-of-Credit Rights and Supporting Obligations;

(m)        all Deposit Accounts;

(n)        all Commercial Tort Claims as specified from time to time in Schedule 9 of the Perfection Certificate;

(o)        all information contained in books, records, files, correspondence, computer programs, tapes, disks and related data processing software identifying or pertaining to any of the foregoing or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof; and

(p)        any and all accessions to, substitutions for and replacements, products and cash and non-cash proceeds (including Stock Rights) of the foregoing in whatever form, including cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements and other documents.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Collateral” include, or the security interest granted hereunder attach to, any Excluded Asset.

Article III

REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Collateral Agent, for the benefit of the Secured Parties, that:

Section 3.1        Title, Perfection and Priority.

(a)        Each Grantor has good and valid rights in, or the power to transfer, the Collateral which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. Except as otherwise contemplated hereby or under any other Loan Document and subject to the limitations set forth in the Collateral and Guarantee Requirement, this Security Agreement creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a valid security interest in the Collateral granted by each Grantor. No material consent or approval of, registration or filing with, or any other action by any Governmental Authority is required for the grant of the security interest pursuant to this Security Agreement, except (i) such as have been obtained, taken, given or made and are in full force and effect (except to the extent not required to be obtained, taken, given or made or in full force and effect pursuant to the Collateral and Guarantee Requirement), (ii) for filings and registrations necessary to perfect Liens created pursuant to the Loan Documents and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)        The security interest granted pursuant to this Security Agreement constitutes legal and valid security interests in all Collateral in favor of the Collateral Agent, on behalf of the Secured Parties, securing the prompt and complete payment and performance of the Secured Obligations. Subject to the filing of financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral in the appropriate filing offices and to value being given, the security interest granted pursuant to this Security Agreement is, and shall be, a legal, valid and perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States pursuant to the UCC or other applicable law, prior to any other Lien on any of the Collateral, other than the security interest granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder and Liens permitted under Section 6.02 of the Credit Agreement.

(c)        Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the security interests created hereby by any means other than (i) filings pursuant to the UCC, (ii) filing and recording fully executed Intellectual Property Security Agreements (x) in the USPTO or (y) in the Copyright Office, as applicable, (iii) in the case of Pledged Collateral that constitutes Tangible Chattel Paper, Instruments or certificated Securities, in each case, to the extent included in the Collateral and required by Section 4.2 herein, delivery to the Collateral Agent to be held in its possession in the United States, and (iv) in the case of Collateral that consists of Commercial Tort Claims, taking the actions specified in Section 4.6. No Grantor shall be required to (x) grant the Collateral Agent perfection through control agreements or perfection by Control with respect to any Collateral (other than in respect of Pledged Collateral) or (y) take any actions under any laws outside of the United States to grant, perfect or provide for the enforcement of any security interest (including any Intellectual Property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the Laws of any non-U.S. jurisdiction or any requirement to make any filings in any foreign jurisdiction including with respect to foreign Intellectual Property). Notwithstanding anything herein (including this Section 3.1), no Grantor makes any representation or warranty as to (A) the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Collateral Agent or any Secured Party with respect thereto, under foreign Law, (B) the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest to the extent such pledge, security interest, perfection or priority is not required pursuant to the Collateral and Guarantee Requirement or (C) on the Closing Date, the pledge or creation of any security interest, or the effects of perfection or non-perfection, the priority or enforceability of any pledge or security interest to the extent not required on the Closing Date pursuant to Loan Documents.

Section 3.2        Chattel Paper. Schedule I hereto lists all Tangible Chattel Paper with a stated amount in excess of $5,000,000 of each Grantor as of the Closing Date.

Section 3.3        Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization, in each case as of the Closing Date, are set forth in the Perfection Certificate.

Section 3.4        Principal Location. Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), in each case as of the Closing Date, is disclosed in the Perfection Certificate.

Section 3.5        Collateral Locations. As of the Closing Date, Schedules 2(b) and 2(d) of the Perfection Certificate set forth, respectively, (i) all locations where each Grantor maintains any books or records relating to any Accounts Receivable, having a fair market value in excess of $7,500,000 and (ii) all other locations where each Grantor maintains any of the Collateral valued in excess of $7,500,000 consisting of inventory or equipment.

Section 3.6        Intellectual Property. As of the Closing Date, Schedule 8(a) and Schedule 8(b) of the Perfection Certificate sets forth a true and accurate list of all United States registrations of and applications for Intellectual Property owned by each Grantor.

Section 3.7        No Financing Statements or Security Agreements. As of the Closing Date, no Grantor has filed or consented to the filing of any financing statement or security agreement naming a Grantor as debtor and describing all or any portion of the Collateral that has not lapsed or been terminated except (a) for financing statements or security agreements naming the Collateral Agent, on behalf of the Secured Parties, as the secured party and (b) as permitted by Sections 4.1(e) and 4.1(f).

Section 3.8        Pledged Collateral.

(a)        Schedule I hereto sets forth a complete and accurate list, as of the Closing Date, of all of the Pledged Collateral (other than the Global Intercompany Note) and, with respect to any Pledged Collateral constituting any Equity Interest, the percentage of the total issued and outstanding Equity Interests of the issuer represented thereby. As of the Closing Date, each Grantor is the legal and beneficial owner of the Pledged Collateral listed on Schedule I as being owned by it, free and clear of any Liens, except for the security interest granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder and Liens permitted under Section 6.02 of the Credit Agreement. Each Grantor further represents and warrants that, as of the Closing Date, all Pledged Collateral constituting an Equity Interest issued by a Grantor or a wholly owned Subsidiary of a Grantor has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued by the issuer thereof and are fully paid and (if applicable) non-assessable.

Section 3.9        Commercial Tort Claims. As of the Closing Date, no Grantor holds any Commercial Tort Claims having a value in excess of $7,500,000 for which such Grantor has filed a complaint in a court of competent jurisdiction, except as indicated in Schedule 9 of the Perfection Certificate.

Section 3.10        Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the Closing Date.

Article IV

COVENANTS

From the Closing Date, and thereafter until the Termination Date, each Grantor agrees that:

Section 4.1        General.

(a)        Collateral Records. Each Grantor will maintain complete and accurate books and records in accordance with the requirements of Section 5.07 of the Credit Agreement.

(b)        Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Collateral Agent to file, and if requested will deliver to the Collateral Agent, all financing statements and other documents and take such other actions as may from time to time be reasonably requested by the Collateral Agent in order to maintain a perfected security interest in the Collateral to the extent required by Section 3.1. Any financing statement filed by the Collateral Agent may be filed in any filing office in any applicable Uniform Commercial Code jurisdiction and may (i) describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including, if applicable, (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a Fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to the Collateral Agent promptly upon reasonable request.

(c)        Further Assurances. Each Grantor will, if reasonably requested by the Collateral Agent:

(i)        take or cause to be taken such further actions in accordance with Section 5.15 of the Credit Agreement;

(ii)        subject to the Collateral and Guarantee Requirement, and in accordance with Sections 5.10 and 5.15 of the Credit Agreement, take such other actions as the Collateral Agent reasonably deems appropriate under applicable law to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Security Agreement; and

(iii)        defend the security interests created hereby and priority thereof against the claims and demands not expressly permitted by the Loan Documents of all Persons whomsoever.

(d)        Disposition of Collateral. No Grantor will sell, lease, transfer or otherwise dispose of the Collateral except for licenses, sales, leases, transfers and other dispositions permitted under Sections 6.03 and 6.05 of the Credit Agreement.

(e)        Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) Liens permitted by Section 6.02 of the Credit Agreement.

(f)        Other Financing Statements. No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except to cover security interests as permitted by Section 4.1(e).

(g)        Change of Name, Etc. Each Grantor agrees to promptly furnish to the Collateral Agent (and in any event within sixty (60) days of such change or such longer period as the Collateral Agent may agree) written notice of any change in: (i) such Grantor’s legal name; (ii) the location of such Grantor’s chief executive office; (iii) such Grantor’s organizational legal entity designation or jurisdiction of incorporation or formation; or (iv) such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation.

(h)        Exercise of Duties. Anything herein to the contrary notwithstanding, (a) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (b) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.2        Delivery of Pledged Collateral. Each Grantor will deliver to the Collateral Agent (or its non-fiduciary agent or designee) upon execution of this Security Agreement all certificates or instruments, if any, representing or evidencing the Pledged Collateral (other than checks received in the ordinary course of business), together with duly executed instruments of transfer or assignments in blank. If any Grantor shall at any time after the Closing Date hold or acquire any other Pledged Collateral (other than checks received in the ordinary course of business), the Debtor shall, within sixty (60) days (or such longer period as to which the Collateral Agent may consent), submit to the Collateral Agent a supplement to Schedule I hereto to reflect such additional Pledged Collateral (provided any Grantor’s failure to do so shall not impair the Collateral Agent’s security interest therein) and deliver to the Collateral Agent all certificates or instruments, if any, representing such Pledged Collateral, together with duly executed instruments of transfer or assignments in blank.

Section 4.3        Uncertificated Pledged Collateral. Unless otherwise consented to by the Collateral Agent, Equity Interests required to be pledged hereunder in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall either (i) be represented by a certificate, and in the organizational documents of such entity, the applicable Grantor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable or (ii) not be represented by a certificate and the applicable Grantor shall cause the issuer of such interests not to have elected to treat such interests as a “security” within the meaning of Article 8 of the UCC.

Section 4.4        Pledged Collateral.

(a)        Registration in Nominee Name; Denominations. The Collateral Agent (or its non-fiduciary agent or designee), on behalf of the Secured Parties, shall hold certificated Pledged Collateral in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Collateral Agent. Following the occurrence and during the continuance of an Event of Default, each Grantor will promptly give to the Collateral Agent (or its non-fiduciary agent or designee) copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor. Following the occurrence and during the continuance of an Event of Default and after prior written notice to the applicable Grantor, the Collateral Agent (or its non-fiduciary agent or designee) shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(b)        Exercise of Rights in Pledged Collateral.

(i)        Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not prohibited by this Security Agreement, the Credit Agreement or any other Loan Document.

(ii)        Each Grantor will permit the Collateral Agent (or its non-fiduciary agent or designee) at any time after the occurrence and during the continuance of an Event of Default, after prior written notice to the applicable Grantor, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof; provided, that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default to permit the Grantors to exercise such rights.

(iii)        Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent (or its non-fiduciary agent or designee) in the same form as so received (with any necessary endorsement or instrument of assignment).

Section 4.5        Intellectual Property.

(a)        Upon the occurrence and during the continuance of an Event of Default, at the request of the Collateral Agent, each Grantor will use commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Collateral Agent of any Intellectual Property held by such Grantor in order to enforce the security interests granted hereunder.

(b)        Each Grantor shall notify the Collateral Agent promptly if it knows that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) included in the Collateral and material to the conduct of such Grantor’s business may in such Grantor’s reasonable business judgment become abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the USPTO, the Copyright Office or any court (other than routine office actions in the ordinary course)) regarding such Grantor’s ownership of any such material registered or applied for Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c)        In the event that any Grantor, either directly or through any agent, employee, licensee or designee, (i) files an application for the registration of (or otherwise becomes the owner of) any Patent, Trademark or Copyright with the USPTO or the Copyright Office, (ii) acquires any United States applications for or registrations of any Patent, Trademark, or Copyright, or (iii) obtains an exclusive license to one or more Copyrights registered with the Copyright Office, such Grantor will, concurrently with any delivery of financial statements pursuant to Sections 5.01(a) and 5.01(b) of the Credit Agreement, provide the Collateral Agent written notice thereof, and any such Intellectual Property shall automatically constitute Collateral and shall be subject to the security interest created by this Security Agreement. Upon request of the Collateral Agent, such Grantor shall promptly execute and deliver any and all security agreements or other instruments as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Intellectual Property and the General Intangibles of such Grantor relating thereto or represented thereby.

(d)        Except to the extent permitted by Section 4.5(f) below, each Grantor shall take all actions reasonably necessary, or otherwise reasonably requested by the Collateral Agent, to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing) in each case that is material to the conduct of such Grantor’s business, including the filing of applications for renewal, affidavits of use, affidavits of non-contestability and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(e)        Each Grantor shall, upon such Grantor obtaining knowledge thereof, promptly notify the Collateral Agent and shall, if consistent with good business judgment, promptly sue for any material infringement, misappropriation or dilution of any Patent, Trademark or Copyright and to recover any and all damages for such infringement, misappropriation or dilution, or shall take such other actions as are appropriate under the circumstances in its reasonable business judgment to protect such Patent, Trademark or Copyright unless it shall reasonably determine that such Patent, Trademark or Copyright is not material to the conduct of the business of the Parent Borrower and its Subsidiaries (taken as a whole).

(f)        Nothing in this Security Agreement shall prevent any Grantor from taking any action with respect to any of its Intellectual Property to the extent permitted by the Credit Agreement.

Section 4.6        Commercial Tort Claims. Each Grantor shall promptly notify the Collateral Agent of any Commercial Tort Claims for which such Grantor has filed complaint(s) in court(s) of competent jurisdiction and, unless the Collateral Agent otherwise consents, such Grantor shall update Schedule 9 of the Perfection Certificate, thereby granting to the Collateral Agent a security interest in such Commercial Tort Claim(s). The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim does not exceed $7,500,000 held by each Grantor or to the extent such Grantor shall have previously notified the Collateral Agent with respect to any previously held or acquired Commercial Tort Claim.

Article V

REMEDIES

Section 5.1        Remedies. Upon the occurrence and during the continuance of an Event of Default and after written notice by the Collateral Agent of its intent to do so:

(a)        the Collateral Agent may (and at the direction of the Required Lenders, shall) exercise any or all of the following rights and remedies:

(i)        those rights and remedies provided in this Security Agreement, the Credit Agreement or any other Loan Document; provided that this Section 5.1(a) shall not be understood to limit any rights available to the Collateral Agent and the Secured Parties prior to an Event of Default;

(ii)        those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

(iii)        enter the premises of any Grantor where any Collateral is located (through self-help, and without judicial process) to, subject to the mandatory requirements of applicable Law, collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Collateral Agent may deem commercially reasonable; and

(iv)        transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the outright owner thereof.

(b)        Each Grantor acknowledges and agrees that the compliance by the Collateral Agent, on behalf of the Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c)        The Collateral Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Collateral Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d)        Until the Collateral Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Collateral Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Collateral Agent. The Collateral Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Collateral Agent’s remedies (for the benefit of the Collateral Agent and Secured Parties) with respect to such appointment without prior notice or hearing as to such appointment.

(e)        Notwithstanding the foregoing, neither the Collateral Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f)        Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so (it being acknowledged and agreed that no Grantor shall have any obligation hereunder to do so).

The Collateral Agent shall give the applicable Grantor(s) ten days’ prior written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale or other disposition of Collateral.

Section 5.2        Grantors’ Obligations Upon Default. Upon the written request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a)        assemble and make available to the Collateral Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Collateral Agent, whether at such Grantor’s premises or elsewhere; and

(b)        permit the Collateral Agent, by the Collateral Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.3        Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V upon the occurrence and during the continuance of an Event of Default, at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, an irrevocable (during the Event of Default) nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Intellectual Property rights now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, (i) that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks; (ii) that such licenses granted with regard to trade secrets shall be subject to the requirement that the secret status trade secrets be maintained and reasonable steps are taken to ensure that they are maintained; and (iii) that the Collateral Agent shall have no greater rights than those of any such Grantor under such license or sublicense; and (b) as to the rights of Grantors themselves, and subject to the rights of any third party at law, in equity, or pursuant to any license agreement entered into by a Grantor, irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may sell or license any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Intellectual Property interest owned by or licensed to such Grantor and the Collateral Agent may finish any work in process and affix any relevant Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein. The use of the license granted pursuant to clause (a) of the preceding sentence by the Collateral Agent may be exercised, at the option of the Collateral Agent, only upon the occurrence and during the continuance of an Event of Default; provided, however, that any permitted license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

Article VI

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.1        Account Verification. The Grantors acknowledge that after the occurrence and during the continuance of an Event of Default after prior written notice to the relevant Grantor of its intent to do so, the Collateral Agent may in its own name, or in the name of such Grantor, communicate with the Account Debtors of such Grantor to verify with such Persons the existence, amount and terms of, and any other matter reasonably relating to, the Accounts owing by such Account Debtor to such Grantor (including any Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral relating to such Accounts).

Section 6.2        Authorization for Secured Party to Take Certain Action.

(a)        Each Grantor hereby (i) authorizes the Collateral Agent, at any time and from time to time in the sole discretion of the Collateral Agent (1) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Collateral Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, including, without limitation, to file financing statements permitted under Section 4.1(b) and (2) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which would not add new collateral or add a debtor) in such offices as the Collateral Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, including, without limitation, to file financing statements permitted under Section 4.1(b) and (ii) appoints, effective upon the occurrence and during the continuance of an Event of Default, the Collateral Agent as its attorney-in-fact (1) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are permitted by Section 6.02 of the Credit Agreement), (2) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Collateral Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, (3) to demand payment or enforce payment of the Receivables in the name of the Collateral Agent or any Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (4) to sign any Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (5) to exercise all of any Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (6) to settle, adjust, compromise, extend or renew the Receivables, (7) to settle, adjust or compromise any legal proceedings brought to collect Receivables and (8) to use information contained in any data processing, electronic or information systems relating to Collateral; and each Grantor agrees to reimburse the Collateral Agent for any reasonable payment made or any reasonable documented expense incurred by the Collateral Agent in connection with any of the foregoing, in accordance with, and solely to the extent required by, the provisions Section 10.03 of the Credit Agreement; provided that, this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b)        All acts of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Collateral Agent, for the benefit of the Collateral Agent and Secured Parties, under this Section 6.2 are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers.

Section 6.3        [Reserved].

Article VII

GENERAL PROVISIONS

Section 7.1        Waivers. Except as set forth in Section 5.1, each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Collateral Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral (after the occurrence of and during the continuance of an Event of Default), except such as arise solely out of the gross negligence, bad faith or willful misconduct of the Collateral Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Collateral Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral (after the occurrence of and during the continuance of an Event of Default), made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

Section 7.2        Limitation on Collateral Agent’s and Secured Party’s Duty with Respect to the Collateral. The Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Collateral Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Collateral Agent, nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Collateral Agent to exercise remedies, after the occurrence and during the continuance of an Event of Default, in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Collateral Agent (i) to fail to incur expenses deemed significant by the Collateral Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as a Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements at the Grantors’ cost to insure the Collateral Agent against risks of loss, collection or disposition of Collateral or to provide to the Collateral Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Collateral Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Collateral Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Collateral Agent would be commercially reasonable in the Collateral Agent’s exercise of remedies against the Collateral, after the occurrence and during the continuance of an Event of Default, and that other actions or omissions by the Collateral Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Collateral Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

Section 7.3        Compromises and Collection of Collateral. Each Grantor and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Collateral Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.4        Secured Party Performance of Debtor Obligations. Without having any obligation to do so, following the occurrence and during the continuance of an Event of Default, the Collateral Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and such Grantor shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 7.4 in accordance with Section 10.03 of the Credit Agreement. Each Grantor’s obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be a Secured Obligation payable in accordance with Section 10.03 of the Credit Agreement.

Section 7.5        No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Collateral Agent or any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent and the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless in writing signed by the Collateral Agent with the concurrence or at the direction of the Lenders required under Section 10.02 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 7.6        Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

Section 7.7        Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 7.8        Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Collateral Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Collateral Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, hereunder.

Section 7.9        Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

Section 7.10        Expenses. Solely to the extent required by Section 10.03 of the Credit Agreement, each Grantor jointly and severally agrees to reimburse the Collateral Agent for any and all reasonable and documented out-of-pocket expenses paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral. Any and all costs and expenses incurred by any Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Grantor.

Section 7.11        Additional Grantors. Pursuant to and in accordance with Section 5.10 of the Credit Agreement, each Grantor shall cause (i) each Restricted Subsidiary (other than any Excluded Subsidiary) formed or acquired after the date of this Security Agreement in accordance with the terms of the Credit Agreement and (ii) any Restricted Subsidiary that was an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, to enter into this Security Agreement as a Subsidiary Party within sixty (60) days after such formation, acquisition or designation (or, in each case, such longer period as the Administrative Agent may agree in its reasonable discretion); for avoidance of doubt, the Parent Borrower may, in its sole discretion, cause any Restricted Subsidiary that is not required to join this Security Agreement as a Subsidiary Party to execute an instrument in substantially the form of Exhibit A hereto. Upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in substantially the form of Exhibit A hereto, such Subsidiary shall become a

Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

Section 7.12        Termination or Release.

(a)        This Security Agreement shall continue in effect until, and shall terminate on, the Termination Date.

(b)        A Grantor shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Grantor shall be automatically released in the circumstances set forth in Section 9.09 of the Credit Agreement, including, with respect to any Subsidiary Party, as a result of any transaction permitted under the Credit Agreement pursuant to which such Subsidiary Party ceases to be a Subsidiary of the Parent Borrower.

(c)        Upon any sale, transfer or other disposition by any Grantor of any Collateral that is permitted under Section 4.1(d) to any Person that is not another Grantor, or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral as set forth in Section 9.09 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d)        The security interests granted hereunder on any Collateral, to the extent such Collateral is comprised of property leased to a Grantor, shall be automatically released upon termination or expiration of such lease.

(e)        The security interest in any Collateral shall be automatically released in any circumstance set forth in Section 9.09 of the Credit Agreement or upon any release of the Lien on such Collateral in accordance with Section 9.09 of the Credit Agreement.

(f)        In connection with any termination or release pursuant to Section 7.12(a), (b), (c), (d), or (e), the Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release and shall perform such other actions reasonably requested by such Grantor to effect such release, including delivery of certificates, securities and instruments. Any execution and delivery of documents pursuant to this Section 7.12 shall be without recourse to or representation or warranty by the Collateral Agent or any Secured Party. Without limiting the provisions of Section 7.10, the Parent Borrower shall reimburse (or cause to be reimbursed) the Collateral Agent promptly following a written demand therefor, together with backup documentation supporting such reimbursement request, for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.12 in accordance with Section 10.03 of the Credit Agreement.

Section 7.13        Entire Agreement. This Security Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between each Grantor and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings, oral or written, between any Grantor and the Collateral Agent relating to the Collateral.

Section 7.14        Governing Law; Jurisdiction; Consent to Service of Process.

(a)        Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of law principles.

(b)        Jurisdiction. Each Grantor and the Collateral Agent hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document (excluding the enforcement of the Security Documents to the extent such security documents expressly provide otherwise), or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)        Venue. Each Grantor and each other party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in clause (b) of this Section 7.14. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Service of Process. Each Grantor and each other party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 7.15        WAIVER OF JURY TRIAL. EACH GRANTOR AND EACH OTHER PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR AND EACH OTHER PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE

EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.15.

Section 7.16        Indemnity. Each Grantor shall indemnify the Collateral Agent, the other Secured Parties, and each Affiliate, controlling Person, officers, director, employee, partner, trustee, advisor, shareholder, agent and other representative and their successors and permitted assigns of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented out-of-pocket fees, charges and disbursements of any counsel for any Indemnitee (limited to one counsel to the Indemnitees, taken as a whole, and, if reasonably necessary, one additional counsel in each jurisdiction in which any collateral is located or any proceedings are held and one specialty counsel, if applicable, and, in the case of an actual or perceived conflict of interest, one additional counsel to the each group of similarly situated Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the syndication of the Commitments or the Loans, the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions, any other acquisition permitted hereby or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any issuing bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such letter of credit), (iii) any actual or alleged presence or release of hazardous materials on or from any property currently or formerly owned or operated by the Grantors or any of their subsidiaries, or any environmental liability related in any way to the Grantors or any of their Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from (i) the gross negligence, bad faith or willful misconduct of such Indemnitee, (ii) a material breach of the obligations of such Indemnitee under the Loan Documents (in the case of the preceding clauses (i) and (ii), as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (iii) any dispute solely among the Indemnitees (other than an Arranger, the Collateral Agent or any entity designated as collateral agent under the SplitCo Facilities acting in their capacity as such) and not arising out of any act or omission of the Grantors, their Subsidiaries or any of their Affiliates or related to the presence or release of hazardous materials or violations of environmental laws that first occur at a property owned or leased by the Grantors or their Subsidiaries or any of their Affiliates after such property is transferred to an Indemnitee or its successors or assigns by way of a foreclosure, deed–in–lieu of foreclosure or similar transfer. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund and return any and all amounts paid by Grantors or any of their affiliates under this Section 7.16 to such Indemnitee for any such fees, expenses or damages to the extent such indemnified person is not entitled to payment of such amount in accordance with the terms hereof. Each Indemnitee shall promptly notify the Parent Borrower upon receipt of written notice of any claim or threat to institute a claim; provided that any failure by any Indemnitee to give such notice shall not relieve the loan parties from the obligation to indemnify such Indemnitee.

To the extent permitted by applicable Law, none of parties hereto (nor any Indemnitee) shall assert, and each hereby waives, any claim against any Loan Party or Indemnitee, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof, other than in the case of any such damages incurred or paid by an Indemnitee to a third party.

Unless otherwise specified, all amounts due under this Section 4.03 shall be payable not later than thirty (30) days after written demand therefor.

Section 7.17        Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.18        Mortgages. In the case of a conflict between this Security Agreement and the Mortgages (if any) with respect to Collateral that is real property (including Fixtures), the Mortgages shall govern. In all other conflicts between this Security Agreement and the Mortgages, this Security Agreement shall govern.

Article VIII

NOTICES

Section 8.1        Sending Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 10.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Parent Borrower at the Parent Borrower’s address set forth in Section 10.01 of the Credit Agreement.

Section 8.2        Change in Address for Notices. Each of the Grantors, the Collateral Agent and the Lenders may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties.

Article IX

THE INTERCREDITOR AGREEMENT GOVERNS

Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of a Market Intercreditor Agreement (as defined in the Credit

Agreement) to be entered into by the Parent Borrower, the Collateral Agent, SplitCo and the SplitCo Collateral Agent (the “Intercreditor Agreement”), if then in effect, (ii) authorizes (or is deemed to authorize) the Collateral Agent on behalf of such Person to enter into, and perform under, the Intercreditor Agreement, if then in effect, and (iii) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement, if then in effect, was delivered, or made available, to such Person. Notwithstanding any other provision contained herein, the priority of the Liens created hereby and the exercise of the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement, if then in effect, and, to the extent provided therein, the applicable collateral documents referenced therein.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

COTY INC.

By:	/s/ Jules Kaufman
Name: Jules Kaufman Title: Senior Vice President, General Counsel & Secretary

PHILOSOPHY COSMETICS, INC.

By:	/s/ Eric Breitman
Name: Eric Breitman Title: Assistant Secretary

PHILOSOPHY, INC.

By:	/s/ Eric Breitman
Name: Eric Breitman Title: Assistant Secretary

BIOTECH RESEARCH LABS, INC.

By:	/s/ Patrice de Talhouët
Name: Patrice de Talhouët Title: Senior Vice President

CALVIN KLEIN COSMETIC CORPORATION

By:	/s/ Jules Kaufman
Name: Jules Kaufman Title: Senior Vice President, General Counsel & Secretary

COTY PRESTIGE TRAVEL RETAIL AND EXPORT LLC

By:	/s/ Jules Kaufman
Name: Jules Kaufman Title: Vice President and Secretary

COTY US LLC

By:	/s/ Jules Kaufman
Name: Jules Kaufman Title: Vice President and Secretary

DLI INTERNATIONAL HOLDING II CORP.

By:	/s/ Jules Kaufman
Name: Jules Kaufman Title: Senior Vice President, General Counsel & Secretary

GREEN ACQUISITION SUB INC.

By:	/s/ Jules Kaufman
Name: Jules Kaufman Title: President

PHILOSOPHY BEAUTY CONSULTING LLC

By:	/s/ Eric Breitman
Name: Eric Breitman Title: Assistant Secretary

RIMMEL INC.

By:	/s/ Jules Kaufman
Name: Jules Kaufman Title: Vice President and Secretary

DLI INTERNATIONAL HOLDING I LLC

By:	/s/ Jules Kaufman
Name: Jules Kaufman Title: Senior Vice President, General Counsel & Secretary

OPI PRODUCTS, INC.

By:	/s/ Patrice de Talhouët
Name: Patrice de Talhouët Title: Chief Financial Officer

PHILOSOPHY ACQUISITION COMPANY, INC.

By:	/s/ Eric Breitman
Name: Eric Breitman Title: Assistant Secretary

PHILOSOPHY MEZZANINE CORP.

By:	/s/ Eric Breitman
Name: Eric Breitman Title: Assistant Secretary

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:	/s/ Tony Yung
Name: Tony Yung Title: Executive Director

SCHEDULE I

Pledged Collateral

Pledged Collateral constituting Equity Interests

Issuer	Record Owner/Grantor	Certificate No. (if applicable)	Number of Shares/Interests Pledged	Percentage of Issued and Outstanding Equity Interests Pledged
Philosophy Cosmetics, Inc.	Philosophy Inc.	3	100 Common Shares	100%
Philosophy, Inc.	Philosophy Mezzanine Corp.	23	1000 Common Shares	100%
Biotech Research Labs, Inc.	Philosophy Mezzanine Corp.	2	1000 Common Shares	100%
Calvin Klein Cosmetic Corporation	Coty Inc.	2	1 Common Share	100%
Coty Prestige Travel Retail and Export LLC	Coty Inc.	Uncertificated	N/A	100%
Coty US LLC	Coty Inc.	Uncertificated	N/A	100%
DLI International Holding II Corp.	Coty US LLC	3	1000 Common Shares	100%
Green Acquisition Sub Inc.	Coty Inc.	1	100 Common Shares	100%
Philosophy Beauty Consulting LLC	Philosophy Inc.	Uncertificated	N/A	100%
Rimmel Inc.	Coty US LLC	4	100 Common Shares	100%
DLI International Holding I LLC	Coty Inc.	Uncertificated	N/A	100%
O P I Products, Inc.	Coty Inc.	1	100 Common Shares	100%

Issuer	Record Owner/Grantor	Certificate No. (if applicable)	Number of Shares/Interests Pledged	Percentage of Issued and Outstanding Equity Interests Pledged
Philosophy Acquisition Company, Inc.	Coty Inc.	CS-1	100 Common Shares	100%
Philosophy Mezzanine Corp.	Philosophy Acquisition Company, Inc.	1	1000 Common Shares	100%
Coty Brasil Industria e Comercio de Cosmeticos Ltda.	Coty Inc.	Uncertificated	N/A	0.01%
Lancaster do Brasil Cosmeticos Ltda.	Coty US LLC	Uncertificated	N/A	65%
OPI Japan KK	Coty Inc.	23-24[1]	130	65%
Coty Mexico S.A. de C.V.	Coty Inc.	1-5	50,000	16.52%
Coty Investments B.V.	Coty Inc.	Uncertificated	N/A	65%
Coty Puerto Rico Inc.	Coty US LLC	2	387	5%
Del Laboratories (U.K.) Limited	DLI International Holding I LLC	1[2]	1.3 Ordinary Shares	65%

Pledged Collateral constituting Promissory Notes, Tangible Chattel Paper and Instruments

None.

1 Certificates No. 23 and 24 represent 200 shares but will be split post-closing to represent a number of shares equal to 65% of the total issued and outstanding shares and delivered pursuant to Section 5.15 of the Credit Agreement.

2 Certificate No. 1 represents 2 ordinary shares but will be split post-closing to represent a number of shares equal to 65% of the total issued and outstanding shares and delivered pursuant to Section 5.15 of the Credit Agreement.

EXHIBIT A

Form of Joinder

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of ____________, ____, 20__, is entered into between ___________________________, a _______________ (the “New Subsidiary”), and JPMORGAN CHASE BANK, N.A., as collateral agent (the “Collateral Agent”) under the Credit Agreement, dated as of October 27, 2015 (the “Closing Date”), among COTY INC., a Delaware corporation (the “Parent Borrower”), the Lenders party thereto from time to time, JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for the Lenders thereunder and the other parties thereto from time to time (as amended, restated, amended and restated, refinanced, replaced, extended, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Security Agreement (as defined below).

The New Subsidiary and the Collateral Agent, for the benefit of the Secured Parties, hereby agree as follows:

1.        The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be a Subsidiary Party under the Pledge and Security Agreement, dated as of the Closing Date, among the Parent Borrower and certain Subsidiaries of the Parent Borrower from time to time party thereto, in favor of the Collateral Agent for the benefit of the Secured Parties (as amended, restated, amended and restated, replaced, supplemented and/or otherwise modified from time to time the “Security Agreement”) for all purposes of the Security Agreement and shall have all of the obligations of a Subsidiary Party thereunder as if it had executed the Security Agreement, including without limitation the grant pursuant to Article II of the Security Agreement of a security interest to the Collateral Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Article II of the Security Agreement) of such Subsidiary Party, whether now owned or existing or hereafter created, acquired or arising and wherever located, as security for the payment and performance of the Secured Obligations, all with the same force and effect as if the New Subsidiary were a signatory to the Security Agreement. In furtherance of the foregoing, as collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the New Subsidiary hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of the New Subsidiary’s right, title and interest in, to and under the Collateral. The New Subsidiary authorizes the Collateral Agent to file UCC financing statements and any related continuation statements describing the Collateral as “all assets, whether now owned or hereafter acquired” or “all personal property and fixtures” of the New Subsidiary or using words of similar effect.

2.        The New Subsidiary hereby agrees that each reference in the Security Agreement to a Subsidiary Party shall also mean and be a reference to the New Subsidiary.

3.        Attached to this Agreement are a duly completed Schedule I to the Security Agreement, updated Schedules to the Perfection Certificate, and, if applicable, Intellectual Property Security Agreements in substantially the form of Exhibit B to the Security Agreement, in each case, with respect to the New Subsidiary (collectively, the “Supplemental Schedules”). The New Subsidiary represents and warrants that the information contained on each of the Supplemental Schedules with respect to such New Subsidiary and its properties and affairs is true, complete and accurate in all material respects as of the date hereof.

4.        The New Subsidiary hereby waives acceptance by the Collateral Agent and the Lenders of this Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and that credit extensions under the Credit Agreement and certain agreements related to Deposit Obligations (as defined in the Credit Agreement) and Swap Obligations (as defined in the Credit Agreement) are made and maintained in reliance on this Agreement and the New Subsidiary’s joinder as a party to the Security Agreement as herein provided.

5.        This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

6.        THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer, and the Collateral Agent, for the benefit of the Secured Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name: Title:

Acknowledged and accepted:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name: Title:

SCHEDULE I

Pledged Collateral

Pledged Collateral constituting Equity Interests

Issuer	Record Owner/Grantor	Certificate No. (if applicable)	Number of Shares/Interest Owned	Percentage of Ownership Pledged

Pledged Collateral constituting Promissory Notes, Tangible Chattel Paper and Instruments

Grantor	Issuer	Initial Principal Amount	Date of Issuance	Maturity Date

Schedules to Perfection Certificate

[See attached.]

Intellectual Property Security Agreement(s)

[See attached.]

EXHIBIT B

Form of Intellectual Property Security Agreement

FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated [______], 20__, is among the Persons listed on the signature pages hereof (collectively, the “Grantors”) and JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Coty Inc., a Delaware corporation, has entered into the Credit Agreement dated as of October 27, 2015, with the Lenders party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent and the other parties thereto from time to time (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement or in the Security Agreement (as defined below) and not otherwise defined herein are used herein as defined in the Credit Agreement or the Security Agreement, as the case may be (and in the event a term is defined differently in the Credit Agreement and the Security Agreement, the applicable definition shall be the one given to such term in the Security Agreement).

WHEREAS, as a condition precedent to the making of the Loans by the Lenders from time to time and the issuance of Letters of Credit by the Issuing Banks from time to time, the entry into Swap Agreements by certain Secured Parties from time to time and the entry into arrangements the obligations under which constitute Deposit Obligations by certain Secured Parties from time to time, each Grantor has executed and delivered that certain Pledge and Security Agreement dated October 27, 2015 among the Grantors and the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the benefit of the Secured Parties, a security interest in, among other property, certain Intellectual Property of the Grantors, and have agreed thereunder to execute this IP Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office and any other appropriate domestic governmental authorities, as applicable.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1.        Grant of Security. To secure the prompt and complete payment and performance of all Secured Obligations, each Grantor hereby pledges, assigns and grants to the Collateral Agent, on behalf of and for the benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to all Intellectual Property to the extent governed by, arising under, pursuant to, or by virtue of, the laws of the United States of America or any state thereof, including the following (the “Collateral”):

(i)        (a) any and all patents and patent applications (whether issued or applied-for in the United States); (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; and (e) all rights to sue for past, present, and future infringements thereof (“Patents”);

(ii)        (a) all trademarks (including service marks), trade names, trade dress, and trade styles, whether registered or unregistered in the United States, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; and (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing (“Trademarks”); and

(iii)        (a) all copyrights, rights and interests in such copyrights, works protectable by copyright, copyright registrations, and applications to register copyright; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; and (d) the right to sue for past, present, and future infringements of any of the foregoing (“Copyrights”);

(iv)        all registrations and applications for registration for any of the foregoing in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, including, without limitation, the registrations and applications for registration of United States intellectual property set forth in Schedule I hereto (as may be supplemented from time to time), together with all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations thereof;

provided that notwithstanding anything to the contrary contained in the foregoing clauses (i) through (iv), the security interest created hereby shall not extend to, and the term “Collateral” shall not include, any Excluded Assets, including, but not limited to, any intent-to-use trademark applications prior to the filing, and acceptance by the United States Patent and Trademark Office, of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, if any, to the extent that, and solely during the period in which, the grant of a security interest therein prior to such filing and acceptance would impair the validity or enforceability of such intent-to-use trademark applications or the resulting trademark registrations under applicable federal law.

SECTION 2.        Security for Obligations. The grant of a security interest in the Collateral by each Grantor under this IP Security Agreement secures the payment of all Secured Obligations of such Grantor now or hereafter existing, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 3.        Recordation. Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.        Counterparts. This IP Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic imaging (including in .pdf or format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.        Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Security Agreement. Each Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Collateral Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein. In the event of any conflict between the terms of this IP Security Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 6.        Governing Law; Jurisdiction; Etc. (a)        This IP Security Agreement shall be construed in accordance with and governed by the law of the State of New York without regard to conflicts of law principles.

(b)        Each Grantor and each other party to this IP Security Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any federal or state court located in the borough of Manhattan in the City of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document (excluding the enforcement of the Security Documents to the extent such security documents expressly provide otherwise), or for recognition or enforcement of any judgment, and each of such parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of such parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(c)        Each Grantor and each other party to this IP Security Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so,

any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this IP Security Agreement or any other Loan Document in any court referred to in clause (b) of this Section 6. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)        Each Grantor and each other party to this IP Security Agreement hereto irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this IP Security Agreement or any other Loan Document will affect the right of any party to this IP Security Agreement to serve process in any other manner permitted by law.

(e)        EACH GRANTOR AND EACH OTHER PARTY TO THIS IP SECURITY AGREEMENT HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS IP SECURITY AGREEMENT OR, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THE LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first written above.

[NAMES OF ENTITIES OWNING IP]

By:
Name: Title:

JPMORGAN CHASE BANK, N.A., as Collateral Agent

By:
Name: Title:

By:
Name: Title:

Schedule I